Exhibit 10.5

ADDENDUM TO MOBILE APPLICATION AND WEBSITE PURCHASE AGREEMENT

This Addendum (“Addendum”) is entered into effective as of December 20, 2025, by and between OMNICODE DIGITAL LIMITED (“Seller”) and Sensei Harbor Corp. (“Buyer”).

WHEREAS, the parties entered into that certain Mobile Application and Website Purchase Agreement dated August 1, 2025 (the “Agreement”);

WHEREAS, the parties desire to amend certain provisions relating to payment obligations and transfer of certain assets;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1.	Viducate Platform Transfer

The parties acknowledge and agree that, as of November 25, 2025, Seller transferred to Buyer the assets described in Exhibit A — Online Learning Platform Assets under the Agreement for business and development purposes.

The transferred assets included:

•	the Viducate online learning platform located at https://viducateplatform.com/;
•	platform source code, backend systems, databases, APIs, and related documentation;
•	student and administrator authentication systems, including https://viducateplatform.com/auth/login.php;
•	operational rights necessary to use, develop, and maintain the Viducate platform;
•	associated intellectual property related specifically to the Viducate platform; and
•	administrative access and development materials relating to the Viducate platform.

The parties further acknowledge that the assets described in Exhibit B — Website and Landing Page Assets and Exhibit C — Mobile Application Assets associated with the Agreement were not transferred on November 25, 2025, and shall remain subject to the conditions set forth in Section 3 of this Addendum.

2.	Deferred Payment Obligations and Limited Personal Guaranty

The parties acknowledge that a portion of the Purchase Price under the Agreement may remain outstanding after January 20, 2026.

Buyer shall remain primarily responsible for payment of all amounts due under the Agreement. In order to secure payment of the remaining unpaid balance, Zaza Bladadze, solely in his individual capacity and not in his capacity as an officer, director, or representative of Buyer, hereby irrevocably and unconditionally guarantees payment to Seller of up to Thirty-Three Thousand United States Dollars (US$33,000) of the remaining unpaid Purchase Price.

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In the event any portion of the Purchase Price remains unpaid after January 20, 2026, guaranteed payments shall be payable as follows:

(i) Five Thousand United States Dollars (US$5,000) on or before March 25, 2026;
(ii) Five Thousand United States Dollars (US$5,000) on or before May 25, 2026;
(iii) Five Thousand United States Dollars (US$5,000) on or before June 25, 2026;
(iv) Five Thousand United States Dollars (US$5,000) on or before July 25, 2026;
(v) Five Thousand United States Dollars (US$5,000) on or before August 25, 2026;
(vi) Five Thousand United States Dollars (US$5,000) on or before September 25, 2026; and
(vii) Three Thousand United States Dollars (US$3,000) on or before October 25, 2026, or such lesser amount necessary to satisfy the remaining unpaid balance of the Purchase Price.

Upon payment of the amounts set forth above, the obligations under the limited guaranty shall be deemed fully satisfied.

For the avoidance of doubt, this Section constitutes a limited continuing guaranty of payment and not merely of collection.

3.	Deferred Transfer of Certain Assets

Notwithstanding Section 1.1 of the Agreement, the parties agree that full legal ownership transfer of the assets described in Exhibit B — Website and Landing Page Assets and Exhibit C — Mobile Application Assets, together with certain related intellectual property assets associated with the Agreement, shall remain with Seller until payment in full of the outstanding unpaid Purchase Price or satisfaction of the obligations set forth in Section 2 of this Addendum.

Upon such payment or satisfaction, Seller shall transfer all remaining rights, title, and interest in such assets to Buyer.

4.	Continued Effect

Except as expressly modified by this Addendum, all other terms and conditions of the Agreement dated August 1, 2025 shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Addendum as of December 20, 2025.

SELLER:

OMNICODE DIGITAL LIMITED

By: /s/Gomez Kyllian

Name: Gomez Kyllian

Title: Director

BUYER:

Sensei Harbor Corp.

By: /s/ Zaza Bladadze

Name: Zaza Bladadze

Title: Director

GUARANTOR: /z/ Zaza Bladadze

Zaza Bladadze, individually

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